Exhibit 3.13

FLORIDA DEPARTMENT OF STATE
Division of Corporations

March 23, 2022

CORPORATE ACCESS

Re: Document Number P94000088085

The Articles of Amendment to the Articles of Incorporation of NUONCOLOGY LABS, INC. which changed its name to TAIHE GROUP, INC., a Florida corporation, were filed on March 22, 2022.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Darlene Connell

Regulatory Specialist II Supervisor

Division of Corporations                                                    Letter Number: 422A00006854

www.sunbiz.org

Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

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Articles of Amendment to Articles of Incorporation of NuOncology Labs, Inc. (Name of Corporation as currently filed with the Florida Dept. of State) P94000088085 (Document Number of Corporation (if known) Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation: A. If amending name, enter the new name of the corporation: Taihe Group, Inc. The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp . ," "Inc . , " or Co . , " or the designation "Corp, " "Inc, " or "Co" . A professional corporation name must contain the word "chartered, " "professional association, " or the abbreviation "P . A . " B. Enter new principal office address, if applicable: (Principal office address MUST BE A STREET ADDRESS) C. Enter new mailing address, if applicable: (Mailing address MAY BE A POST OFFICE BOX) -------------- ii'ct=:; .,. r· . ,. \ . " : •• : : _ ._. + - r - D. If amending the registered agent and/or registered office address in Florida, enter the name of th c::: • fT is; , r . - .. 4 / <..n new registered agent and/or the new registered office address: S r - 2 v - ·· : ......... Name o{New Registered Agent (Florida street address) New Registered Office Address: Florida (Zip Code) (City) New Registered Agent's Signature, if changing Registered Agent: I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position. Signature of New Registered Agent, if changing Check if applicable Ƒ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

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If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added : (Attach additional sheets, if necessary) Please note the officer/director title by the first letter of the office title : P = President ; V= Vice President ; T= Treasurer ; S= Secretary ; D= Director ; TR= Trustee ; C = Chairman or Clerk ; CEO = Chief Executive Officer ; CFO = Chief Financial Officer . If an officer/director holds more than one title, list the first letter of each office held . President, Treasurer, Director would be PTD . Changes should be noted in the following manner . Currently John Doe is listed as the PST and Mike Jones is listed as the V . There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S . These should be noted as John Doe, PT as a Change, Mike Jones, Vas Remove, andSally Smith, SV as an Add . Example: X Change XRemove _K Add PT John Doe Mike Jones Sally Smith Type of Action (Check One) 1) Change Add Remove 2) _Change Add Remove 3) _Change Add Remove 4) _Change Add Remove 5) _Change Add Remove 6) Change Add Remove

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E. If amending or adding additional Articles, enter change(s) here: (Attach additional sheets, if necessary). (Be specific) See Attached F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate NIA)

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The date of each amendment(s) adoption: if other than the date this document was signed. Effective date if applicable: (no more than 90 days after amendment file date) Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records. Adoption of Amendment(s) (CHECK ONE) D The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required. l!ii The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval. D The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s): ''The number of votes cast for the amendment(s) was/were sufficient for approval by I " (voting group) 3/17/2022 Dated._· --- --- - ---- - Signatur e Q I R 1 (By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary) Rhonda Keaveney (Typed or printed name of person signing) CEO (Title of person signing)

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NUONCOLOGY LABS, INC.

ARTICLE I shall be amended by adding at the end thereof the following: "Effective at the close of business on March 10, 2022 the Corporation is hereby authorized to change its name to Taihe Group, Inc.

ARTICLE IV shall be amended by adding at the end thereof the following: "Effective at the close of business on March 10, 2022, the Corporation is hereby authorized to effect a 1 for 30,000 reverse stock split its Common Stock.

All other aspects of Article IV shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to the Articles of Incorporation to be signed by Rhonda Keaveney, its Chief Executive Officer, this 10th day of March 2021.

_____________________________________

Rhonda Keaveney

Chief Executive Officer

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